EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 22, 2011 relating to the consolidated financial statements of DSW Inc. and its subsidiaries (“the Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended January 29, 2011, and incorporated by reference in the Prospectus included in Registration Statement No. 333-172631.
/s/ DELOITTE & TOUCHE LLP
Columbus, Ohio
May 25, 2011